Exhibit 10.1
Execution Version
ASSIGNMENT AND AMENDMENT NO. 1 TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

This ASSIGNMENT AND AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 24, 2026 (“Effective Date”), is by and among Patterson-UTI Energy, Inc., a Delaware corporation (“Borrower”), the Lenders (as defined below) party hereto, the L/C Issuers (as defined below) party hereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as an L/C Issuer, and as the swing line lender under the Credit Agreement referred to below (in such capacity, the “Swing Line Lender”).
RECITALS

A.Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of January 31, 2025, among the Borrower, the Administrative Agent, the issuers of letters of credit party thereto from time to time (the “L/C Issuers”), the Swing Line Lender and the financial institutions party thereto from time to time as lenders (the “Lenders”) (as amended, modified or supplemented from time to time, the “Credit Agreement”).

B. Pursuant to Section 2.17 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to request an extension of the Maturity Date.

C. HSBC Bank USA, National Association, (the “Assignor”) wishes to assign a portion of its Commitment to JPMorgan Chase Bank, N.A. (the “Assignee”) pursuant to the terms set forth in Section 2 below (the “Assignment”).

D. Immediately after giving effect to the Assignment, each Lender identified on its signature page hereto as an “Extending Lender” (collectively, the “Extending Lenders” and each individually, an “Extending Lender”) has agreed to extend the Maturity Date applicable to its Commitment as more particularly set forth herein.

E.In connection with the above, the Borrower has requested that the Lenders and L/C Issuers make certain amendments to the Credit Agreement, subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms; Interpretation and Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the respective meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and

Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
Section 2.Assignment and Assumption.
(a)For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the terms hereof and the Credit Agreement, as of the Effective Date: (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under Credit Agreement (including, without limitation, the Letters of Credit) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Section 2, without representation or warranty by the Assignor.
Assigned Interest:

Aggregate Amount of Commitment for all Lenders	Amount of Assignor’s Commitment Assigned	Percentage Assigned of Assignor’s Commitment	Percentage Assigned of Commitment for all Lenders
$500,000,000	$25,000,000	33.333333333%	5.0000000000%

(b)The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assigned Interest, (B) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

(c)The Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (E) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
(d)From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
(e)The Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender hereby consent to the assignment and assumption set forth in this Section 2.
(f)The Administrative Agent hereby (i) accepts the assignment and assumption set forth in this Section 2 as an approved form for purposes of the definition of “Assignment and Assumption” set forth in the Credit Agreement, and (ii) waives the $3,500 processing and recordation fee required under Section 10.6(b)(iv) of the Credit Agreement. The foregoing acceptance and waiver set forth in this clause (f) is strictly limited to the assignment and assumption set forth in this Section 2 and shall not be construed to be a consent to, or a permanent waiver of, the applicable requirements set forth the Credit Agreement for any other Assignment and Assumption.
Section 3.Consent to Extension of Maturity Date.
(a)Immediately after giving effect to the assignment and assumption set forth in Section 2 above, the Maturity Date of each Extending Lender’s Commitment is hereby extended to January 31, 2031, as set forth on Schedule 2.01 hereto, which shall constitute an amendment and restatement of Schedule 2.01 to the Credit Agreement. The Maturity Date with respect to the Commitments of each other Lender shall remain unchanged as set forth on such amended and restated Schedule 2.01 to the Credit Agreement. The extension of the Maturity Date by the Extending Lenders as set forth in this Section 3 shall be effective as of the Effective Date.
(b)The extension of the Maturity Date set forth in this Section 3 is an exercise by the Borrower of an extension option set forth in Section 2.17 of the Credit Agreement, and other than as expressly set forth herein, shall be subject to the terms set forth therein. Following the Effective Date, (i) the Borrower shall have the right to request two one-year extensions of the Maturity Date as described in Section 2.17 of the Credit Agreement, as amended hereby, (ii) the

Maturity Date applicable to the portion of Assignor’s Commitment that is not being assigned hereunder and not being extended to January 31, 2031 pursuant hereto shall continue to have the Present Maturity Date in effect prior to the Effective Date unless amended after the Effective Date pursuant to the terms of the Credit Agreement, and (iii) each Extending Lender agrees that, on each Present Maturity Date to occur prior to its Extension Maturity Date, such Extending Lender shall automatically be deemed to have purchased participations in each Letter of Credit, the related L/C Obligations, and each Swing Line Loan equal to such Extending Lender’s Applicable Percentage thereof after giving effect to the elimination of the Commitments expiring on such Present Maturity Date.
(c)The Required Lenders hereby waive the notice requirements set forth in Section 2.17(a) of the Credit Agreement, as in effect prior to the date hereof, with respect to the extension of the Maturity Date set forth in this Section 3. The foregoing waiver is strictly limited to such extension of the Maturity Date and shall not be construed to be a consent to, or a permanent waiver of, the notice requirements set forth in Section 2.17(a) of the Credit Agreement, as amended hereby, for any other extension of the Maturity Date.
Section 4.Amendments to Credit Agreement.
(a)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended to add the following as new defined terms in alphabetical order therein:
“Amendment No. 1 Effective Date” means April 24, 2026.
“Assignment Extension” has the meaning set forth in Section 2.17(b).
“Catch-Up Extension” has the meaning set forth in Section 2.17(b).
“Extension Effective Date” has the meaning set forth in Section 2.17(c).
(b)Section 1.01 (Defined Terms) of the Credit Agreement is hereby further amended to amend and restate the following defined terms in their entirety:
“Computation Date” means, subject to Section 1.08, with respect to any Foreign Currency L/C, each of the following: (a) each date of issuance of such Foreign Currency L/C, but only as to the stated amount of such Foreign Currency L/C so issued on such date; (b) in the case of all Existing Letters of Credit denominated in Foreign Currencies, the Closing Date, but only as to such Existing Letters of Credit; and (c) such additional dates as the Administrative Agent shall determine.
“Defaulting Lender” means, subject to the second paragraph of Section 10.13(a), any Lender that (a) has failed to (i) (except, with regards to the funding of Swing Line Loan, the Swing Line Lender) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) (except, with regards to the funding of Swing Line Loans, the Swing Line Lender) has notified the Borrower, the Administrative Agent or any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) (except, with regards to the funding of Swing Line Loans, the Swing Line Lender) has failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower and the continued effectiveness of such confirmation), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) has taken any action in furtherance of, or indicated its consent to approval of, or acquiescence in, any such proceeding or for any such appointment or (iv) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error. With respect to the Administrative Agent, a Lender shall be deemed to be a Defaulting Lender only upon the delivery of written notice of the Administrative Agent’s determination as to a Defaulting Lender to the Borrower, each L/C Issuer, the Swing Line Lender and each Lender.
“Dollar Equivalent” means, subject to Section 1.08, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Exchange Rate for such Foreign Currency (as determined as of the most recent Computation Date) for the purchase of Dollars with such Foreign Currency.

“Exchange Rate” means, subject to Section 1.08, for a currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.
“Fee Letters” means (a) the letter agreement, dated December 24, 2024, among the Borrower, Wells Fargo Bank and Wells Fargo Securities, LLC, (b) the letter agreement, dated December 24, 2024, between the Borrower and The Bank of Nova Scotia, (c) the letter agreement, dated the Amendment No. 1 Effective Date between the Borrower and the Administrative Agent, and (d) any other letter agreement dated after the Amendment No. 1 Effective Date between the Borrower and the Administrative Agent related to fees to be paid by the Borrower in connection with this Agreement.
“Foreign Currency Equivalent” means, subject to Section 1.08, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Foreign Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Exchange Rate (as determined as of the most recent Computation Date) for the purchase of such Foreign Currency with Dollars.
“Term SOFR Adjustment” means a percentage equal to 0.00% per annum.
(c)Section 1.08 (Foreign Currencies) of the Credit Agreement is hereby amended to amend and restate clause (a) therein in its entirety as follows:
(a)Exchange Rates; Currency Equivalents.
(i)The Administrative Agent shall determine the Dollar Equivalent amount of each Foreign Currency L/C. Such Dollar Equivalent shall become effective as of such Computation Date and shall be the Dollar Equivalent of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Foreign Currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(ii)Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
(iii)Notwithstanding the foregoing provisions of this Section 1.08 or any other provision of this Agreement, (i) each L/C Issuer may compute the

Dollar Equivalent of the maximum amount of each applicable Letter of Credit issued by such L/C Issuer by reference to exchange rates determined using any reasonable method customarily employed by such L/C Issuer for such purpose, and (ii) the Dollar Equivalent of all Existing Letters of Credit that are Foreign Currency L/C’s shall as of the Closing Date be as set forth on Schedule 1.01.
(d)Section 2.01 (The Revolving Credit Borrowings) of the Credit Agreement is hereby amended by adding the phrase “in Dollars” to appear immediately after the first parenthetical therein.
(e)Section 2.03 (Letters of Credit) of the Credit Agreement is hereby amended to amend and restate clauses (j), (k) and (l) therein in their entirety as follows:
(j)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the benefit of the Lenders, in consideration for the issuance of Letters of Credit hereunder, a non-refundable fee (the “Letter of Credit Fee”) equal to the Applicable Rate for SOFR Loans (or with respect to any Performance Letter of Credit, the applicable fee shall be payable at 60% of such Applicable Rate) times the Dollar Equivalent of the daily stated amount of each Letter of Credit, less the amount of any draws on such Letter of Credit, payable in quarterly installments in arrears on the last Business Day of each calendar quarter, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding (including, for the avoidance of doubt, any Letter of Credit that is outstanding but has been Cash Collateralized) calculated on the basis of actual days elapsed in a year consisting of 360 days. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay to the Administrative Agent or directly to the applicable L/C Issuer if so agreed by the Administrative Agent, the Borrower, and such L/C Issuer, for the account of such L/C Issuer, so long as there is at least one Lender other than the applicable L/C Issuer, a non-refundable fronting fee equal to 12.5 basis points (0.125%) per annum times the Dollar Equivalent of the daily face amount of each applicable Letter of Credit, payable in quarterly installments in arrears on the last Business Day of each calendar quarter. In addition, the Borrower shall pay directly to each applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit in each case as determined in accordance with such L/C Issuer's fee policy as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(l)     Dollars. All payments of fees and expenses in accordance with this provision shall be made in Dollars.
(f)Section 2.17 (Extension of Maturity Date) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.17    Extension of Maturity Date.
(a)    At any time after the Amendment No. 1 Effective Date, subject to the remaining terms and provisions of this Section 2.17, the Borrower shall have the option to twice extend the Maturity Date for a period of one (1) year by delivering written notice to the Administrative Agent not later than thirty (30) days prior to the then effective Maturity Date advising the Lenders that it requests such an extension of the then effective Maturity Date; provided that, no Catch-Up Extension and no Assignment Extension shall constitute an exercise by the Borrower of an option to extend the Maturity Date. The Administrative Agent will promptly, and in any event within five (5) Business Days of the receipt of any such notice, notify the Lenders of the contents of such notice. Within 30 days of delivery of such notice by the Borrower to the Administrative Agent, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.
(b)     The Maturity Date shall be extended only if the consenting Lenders (the “Consenting Lenders”) constitute Required Lenders. If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the following year, effective as of the Extension Effective Date (such extended Maturity Date being the “Extension Maturity Date”). All non-consenting Lenders (“Non-Consenting Lenders”) shall continue to be subject to the Maturity Date in effect prior to the effectiveness of the Extension Maturity Date (such existing Maturity Date being the “Present Maturity Date”). The Borrower shall pay or prepay all Credit Extensions, interest thereon and all other amounts due each Non-Consenting Lender on or before the Present Maturity Date, and, if after giving effect thereto, the Outstanding Amounts exceed the Commitments of the Consenting Lenders the Borrower shall prepay the Borrowings in the amount of such excess, together with all accrued and unpaid interest thereon (or if no Borrowings are then outstanding, Cash Collateralize the L/C Obligations to the extent such L/C Obligations exceed the Commitments of the Consenting Lenders, which Cash Collateral shall be released to the Borrower thereafter to the extent such L/C Obligations are decreased in amount). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension and the Extension Maturity Date. Notwithstanding anything to the contrary contained herein, at any time on or prior to the Present Maturity Date of a Non-Consenting Lender, (i) the Borrower and such Non-Consenting Lender may agree in writing that such Non-Consenting Lender shall become a Consenting Lender subject to the same Extension Maturity Date as that of the Consenting Lenders in respect of the applicable extension as to which such Non-Consenting Lender previously declined to consent (a “Catch-Up Extension”) and (ii) if any Non-Consenting Lender assigns its rights and obligations under this Agreement pursuant to

Section 10.06, then the Eligible Assignee party to the applicable Assignment and Assumption, in its sole and absolute discretion, and the Borrower may agree in writing that the Maturity Date of the interests acquired by such Eligible Assignee pursuant to such Assignment and Assumption shall be the latest Maturity Date then in effect under this Agreement (an “Assignment Extension”); provided that (A) the Borrower shall have provided to the Administrative Agent prior written notice of any Catch-Up Extension and any Assignment Extension, and (B) the Borrower shall provide to the Administrative Agent an executed copy of such written agreement between the Borrower and such Non-Consenting Lender or Eligible Assignee, as applicable (it being understood that no additional documentation described in Section 2.17(c)(ii) below shall be required for purposes of such Catch-Up Extension or Assignment Extension and such Catch-Up Extension or Assignment Extension shall be effective as of the date the Borrower provides the documentation described in clause (B)). After giving effect to any Catch-Up Extension or Assignment Extension, as applicable, such Non-Consenting Lender or Eligible Assignee, as applicable, shall be a Consenting Lender for purposes of this Section 2.17 as to the applicable Present Maturity Date.
(c)     As conditions precedent to any extension under this Section 2.17, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer of the Borrower (A) certifying that such extension is within the Borrower’s corporate authority and has been duly authorized by appropriate governing action and proceedings and (B) certifying that, before and after giving effect to such extension, (I) the representations and warranties contained in Article IV and the other Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case they shall have been true and correct in all respects), except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01, and (II) no Default has occurred and is continuing, (ii) the Borrower, each Consenting Lender, and the Administrative Agent shall enter into an agreement, in form and substance reasonably satisfactory to the Administrative Agent, to evidence such extension and setting forth therein the effective date for such extension (the “Extension Effective Date”) and (iii) the Borrower shall pay such fees as to be mutually agreed and any expenses due under Section 10.04 as of the Extension Effective Date (or such later date as the Administrative Agent may agree). If the Maturity Date has been extended, then on the Present Maturity Date, each Consenting Lender shall automatically be deemed to have purchased participations in each Letter of Credit, the related L/C Obligations, and each Swing Line Loan equal to such Consenting Lender’s Applicable Percentage thereof after giving effect to the departure of the Non-Consenting Lenders and the elimination of their Commitments.
(d)     Notwithstanding anything in this Section 2.17 to the contrary, the Maturity Date and the Letter of Credit Expiration Date, as such terms are used in reference to any L/C Issuer or any Letter of Credit issued by such L/C Issuer or in reference to the Swing Line Lender or any Swing Line Loans, may not be extended with respect to any L/C Issuer or the Swing Line Lender without the prior written consent of such L/C Issuer or the Swing Line Lender, as applicable (it being understood and agreed that, in the event any L/C Issuer or the Swing Line Lender, as applicable, shall not have consented to any request for extension of the Maturity Date, (A) such L/C Issuer shall continue to have all the rights and obligations of an L/C Issuer hereunder, and the Swing Line Lender shall continue to have all the rights and obligations of the Swing Line Lender hereunder, in each case through the applicable Present Maturity Date (or the Letter of Credit Expiration Date determined on the basis thereof), and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit or to make any Swing Line Loan, as applicable (but shall continue to be entitled to the benefits of Sections 2.03, 2.15, 3.01, 3.04, and 10.04 as to Letters of Credit issued or Swing Line Loans made prior to such time), and (B) the Borrower shall cause the amount of such L/C Issuer’s L/C Obligations to be zero (unless such Letter of Credit has been cash collateralized in a manner acceptable to the Administrative Agent and such L/C Issuer or other arrangements with respect thereto have been made that are satisfactory to the Administrative Agent and such L/C Issuer) no later than the day on which such L/C Obligations would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Present Maturity Date pursuant to this Section (and, in any event, no later than such Present Maturity Date) and shall repay the principal amount of all outstanding Swing Line Loans, together with any accrued interest thereon, on such Present Maturity Date).
(e)     This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
(f)     The Borrower shall prepay any L/C Advances outstanding on the Present Maturity Date (and pay any additional amounts required pursuant to Section 3.05) or borrow additional amounts to the extent necessary to keep outstanding Revolving Credit Loans ratable with any revised and new Commitment of all Consenting Lenders effective as of the Present Maturity Date.
(g)     Upon the occurrence of each Present Maturity Date, the Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect the termination of any Non-Consenting Lender’s Commitment on such Present Maturity Date.

(g)Schedule 2.01 (Commitments and Applicable Percentages) of the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached hereto.
Section 5.Borrower’s Representations and Warranties. The Borrower acknowledges, represents, warrants and agrees that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date hereof as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date (except that any such representation and warranty that is qualified by materiality is true and correct in all respects as of the applicable date), and except that for purposes herein, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement; (b) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (c) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and no portion of the Obligations are subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; (d) there are no governmental or other third party consents, licenses and approvals required to be made or obtained by it in connection with its execution, delivery, performance, validity and enforceability of this Agreement; (e) no Defaults or Events of Default shall have occurred and be continuing; and (f) since the date of the financial statements most recently delivered pursuant to Section 6.01(a) of the Credit Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Section 6.Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent on or before the Effective Date:
(a)the receipt by the Administrative Agent of original counterparts of this Agreement executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, the Assignor, the Assignee, and Lenders constituting Required Lenders, which shall include all Extending Lenders;
(b)the receipt by the Administrative Agent of a certificate of the Borrower signed by a Responsible Officer of the Borrower certifying that (i) the extension of the Maturity Date set forth in Section 3 is within the Borrower’s corporate authority and has been duly authorized by appropriate governing action and proceedings and (ii) before and after giving effect to such extension, (A) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date hereof as if made on and as of such date (except to the extent that such representation and warranty is qualified by materiality, in which case they shall have been true and correct in all respects), except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes herein, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement, and (B) no Defaults or Events of Default shall have occurred and be continuing;

(c)the receipt by the Administrative Agent of the fee letter dated as of the Effective Date between the Borrower and the Administrative Agent (the “Amendment No. 1 Fee Letter”), and the payment in full of all fees required to be paid by the Amendment No. 1 Fee Letter as of or on the Effective Date;
(d)evidence satisfactory to the Administrative Agent of the payment in full by the Borrower of all the fees and expenses required to be paid as of or on the Effective Date by Section 10.04 of the Credit Agreement or any other provision of a Loan Document to the extent invoiced prior to the Effective Date; and
(e)a customary opinion of Gibson, Dunn & Crutcher, LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to the enforceability of this Agreement and the other matters reasonably requested by the Administrative Agent.
Section 7.Acknowledgments and Agreements.
(a)The Borrower acknowledges that on the date hereof and after giving effect to this Agreement, all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. The Administrative Agent, each L/C Issuer, the Swing Line Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, each L/C Issuer or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, each L/C Issuer, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
(b)The Borrower, the Administrative Agent, each L/C Issuer, the Swing Line Lender and each Lender does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agree that its liabilities and obligations under the Credit Agreement, as amended hereby are not impaired in any respect by this Agreement.
(c)From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents as amended by this Agreement.
(d)This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.
Section 8.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature or other electronic imaging means, and all such signatures shall be effective as originals.
Section 9.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 10.Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable, (a) the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York; provided that, the Administrative Agent, each L/C Issuer, the Swing Line Lender and each Lender shall retain all rights arising under applicable federal law.
Section 12.ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized effective as of the Effective Date.
BORROWER:

PATTERSON-UTI ENERGY, INC.
By: /s/ C. Andrew Smith
Name: C. Andrew Smith
Title:    Executive Vice President and
    Chief Financial Officer

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

ADMINISTRATIVE AGENT/LENDER/L/C ISSUER/SWING LINE LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent, a Lender, an Extending Lender, an L/C Issuer and Swing Line Lender

By: /s/ Michael Janak
Name: Michael Janak
Title: Managing Director

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender, an Extending Lender and an L/C Issuer

By: /s/ Priyanka MacRae
Name: Priyanka MacRae
Title: Director

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

GOLDMAN SACHS BANK USA,
as a Lender and an Extending Lender

By: /s/ Andrew Vernon
Name: Andrew Vernon
Title: Authorized Signatory

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

HSBC BANK USA, N.A.,
as Assignor and a Lender

By: /s/ Arthur Mancuso-Contreras
Name: Arthur Mancuso-Contreras
Title: Relationship Manager

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

JPMORGAN CHASE BANK, N.A.
as Assignee, a Lender and an Extending Lender

By: /s/ Maria Gabriela Coloma
Name: Maria Gabriela Coloma
Title: Vice President

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

BOKF, NA DBA BANK OF TEXAS,
as a Lender and an Extending Lender

By: /s/ Fernando Sanchez
Name: Fernando Sanchez
Title: SVP, Corporate Banking

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and an Extending Lender

By: /s/ Matt Turner
Name: Matt Turner
Title: Senior Vice President

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

FIFTH THIRD BANK, N.A., successor by merger to Comerica Bank, as a Lender and an Extending Lender

By: /s/ Travis J.C. Kozar
Name: Travis J.C. Kozar
Title: Senior Vice President

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

RIYAD BANK HOUSTON AGENCY,
as a Lender and an Extending Lender

By: /s/ Chris Chambers
Name: Chris Chambers
Title: General Manager

By: /s/ Wafaa Tawadrous
Name: Wafaa Tawadrous
Title: Operations Manager

Signature Page to Assignment and Amendment No. 1 to Second Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

SCHEDULE 2.01
COMMITMENTS; APPLICABLE PERCENTAGES; MATURITY DATES

Lender	Commitment	Initial Applicable Percentage	Maturity Date
Wells Fargo Bank, National Association	$100,000,000.00	20.000000000%	January 31, 2031
The Bank of Nova Scotia, Houston Branch	$90,000,000.00	18.000000000%	January 31, 2031
Goldman Sachs Bank USA	$75,000,000.00	15.000000000%	January 31, 2031
HSBC Bank USA, N.A.	$50,000,000.00	10.000000000%	January 31, 2030
JPMorgan Chase Bank, N.A.	$25,000,000.00	5.000000000%	January 31, 2031
BOKF, NA dba Bank of Texas	$50,000,000.00	10.000000000%	January 31, 2031
U.S. Bank National Association	$50,000,000.00	10.000000000%	January 31, 2031
Fifth Third Bank, N.A., successor by merger to Comerica Bank	$35,000,000.00	7.000000000%	January 31, 2031
Riyad Bank Houston Agency	$25,000,000.00	5.000000000%	January 31, 2031
Total	$500,000,000.00	100.000000000%	---